        Exhibit 10(a)

March 1, 2022 Equity Grant Agreement
GE 2007 Long-Term Incentive Plan
        (as amended and restated)

GE Stock Option Grant Agreement (“Grant Agreement”)
For <<Employee Name>> (“Grantee”)

Grant Date	Option Shares Granted	Option Exercise Price*	Option Expiration Date	Vesting Schedule
				Number of Option Shares	Vesting Date
March 1, 2022	<<Number>>	$92.33	March 1, 2032	50%	March 1, 2024
				50%	March 1, 2025
*Exercise price shall be no less than the Fair Market Value of a Share on the Grant Date.
1.Grant. The Management Development and Compensation Committee (“Committee”) of the Board of Directors of General Electric Company (“Company”) has granted an Option to purchase the above number of Shares to the individual named in this Grant Agreement (“Grantee”) subject to the terms of this Grant Agreement. Without limiting any condition of this Option award, the award is subject to cancellation and forfeiture if the Grantee does not confirm acceptance within 45 days of the Grant Date. Once vested, the Option entitles the Grantee to purchase from the Company the vested number of Shares of Company common stock, par value $0.01 per Share, each at the Option Exercise Price provided above, in accordance with the terms of this Grant Agreement, the GE 2007 Long-Term Incentive Plan, as amended and restated (“Plan”), and any rules, procedures and sub-plans (including country addenda) adopted by the Committee.
2.Vesting and Expiration Date. In order for all or part of the Option to become vested, the Grantee must be continuously employed by the Company and its Affiliates from the Grant Date through the applicable Vesting Date listed above. The Option shall be cancelled and forfeited on the earlier of the Expiration Date and termination of employment for any reason, except as specifically provided below:
i.Death or Disability. If the Grantee’s employment with the Company and its Affiliates terminates prior to the Vesting Date as a result of the Grantee’s death or disability, then the Option shall vest and become immediately exercisable as of such termination and shall remain exercisable until the Expiration Date. For this

        Exhibit 10(a)
purpose, “disability” shall have the same definition as provided in the long-term disability plan sponsored by the Company or an Affiliate in which the Grantee is eligible to participate.

ii.Retirement Eligibility. If, on or after the first anniversary of the Grant Date (and prior to the Vesting Date), the Grantee attains age 60 and completes 5 years of continuous employment with the Company and its Affiliates, then the Option shall vest and become immediately exercisable as of such date (the latter of attainment of age 60 and completion of 5 years of continuous employment) and shall remain exercisable until the Expiration Date.

iii.Transfer of Business to Successor Employer. If the Grantee’s employment with the Company and its Affiliates terminates prior to the Vesting Date as a result of transferring directly to employment with a successor employer in connection with transfer by the Company or Affiliate of a business operation, then the Option shall vest and become immediately exercisable as of such termination, but shall remain exercisable only until the earlier of (a) 6 months after such termination and (b) the original Expiration Date. (Note that this may not apply to the transactions planned to effectuate the transformation of the Company into three public companies, as announced on November 9, 2021. Any adjustments to outstanding equity awards in connection with those transactions will be determined by the Committee and communicated at a later time.)

iv.Termination of Employment for Cause. If the Grantee’s employment with the Company and its Affiliates is terminated for Cause (as defined below and determined by the Company in its sole discretion), the Option shall be cancelled immediately (whether vested or unvested) and shall be unexercisable.

For this purpose, “Cause” shall be determined by the Company in its sole discretion and includes: (a) breach of the Employee Innovation and Proprietary Information Agreement or any other confidentiality, non-solicitation, or non-competition agreement with the Company or Affiliate, or breach of a material term of any other agreement with the Company or Affiliate; (b) engagement in conduct that results in, or has the potential to cause, material harm financially, reputationally, or otherwise to the Company; (c) commission of an act of dishonesty, fraud, embezzlement or theft; (d) conviction of, or plea of guilty or no contest to a felony or crime involving moral turpitude; or (e) failure to comply with the Company’s or Affiliate’s policies and procedures, including, but not limited to, The Spirit and Letter.

v.Other Termination of Employment.  If the Grantee’s employment with the Company and its Affiliates terminates prior to the Vesting Date for any reason not described above, then the unvested portion of the Option shall be cancelled as of such termination and the vested portion of the Option shall remain exercisable

        Exhibit 10(a)
only until the earlier of (a) 6 months after such termination and (b) the original Expiration Date.
3.Notice and Manner of Exercise. The Grantee may elect to exercise all or part of the Option (to the extent vested) by notifying the Company (through such administrative procedures as it may establish) of the number of Shares to be purchased (exercised) and the date or Share price upon which such Options shall be exercised. The number of Shares delivered shall be reduced to cover the Option Exercise Price and applicable tax withholding and fees. Delivery shall be electronic through the brokerage account established by the Company for the Grantee, or in such other medium as is determined by the Company.
The Grantee is ultimately responsible for any and all applicable taxes, regardless of the amount withheld or reported. Notwithstanding the foregoing, the date of issuance or delivery of Shares may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable listing requirements of any national securities exchange and requirements under any law or regulation applicable to the issuance or transfer of such Shares to the extent such postponement is permissible under Section 409A of the Code. Likewise, the method of exercising Options under this Grant Agreement may be adjusted for compliance with applicable law in the jurisdiction applicable to the Grantee.

4.Holding Period. Shares received by the Grantee upon exercise of the Option must be held for at least one year following the exercise date (except for such Shares used to satisfy the Option Exercise Price and any tax withholding obligation or fees) and may be used to satisfy any Company stock ownership requirements imposed by the Company.
5.Data Security and Privacy.
i.Data Collection, Processing and Usage. Personal data collected, processed and used by the Company in connection with Awards granted under the Plan includes the Grantee’s name, home address, email address, telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any Shares or directorships held in the Company, and details of all Awards granted, cancelled, exercised, vested, or outstanding. In granting Awards under the Plan, the Company will collect the Grantee’s personal data for purposes of allocating Shares in settlement of the Awards and implementing, administering and managing the Plan. The Company collects, processes and uses the Grantee’s personal data in compliance with GE’s Employment Data Protection Standards and the Uses of Employment Data for GE Entities. The Grantee may exercise rights to access, correction, or restriction or deletion where applicable, by

        Exhibit 10(a)
contacting the Grantee’s local HR manager or initiating a request through www.onehr.ge.com.
ii.Administrative Service Provider. The Company transfers the Grantee’s personal data to UBS Financial Services, which assists with the implementation, administration and management of the Plan (the “Third-Party Administrator”).  In the future, the Company may select a different Third-Party Administrator and share the Grantee’s personal data with another company that serves in a similar manner. The Third-Party Administrator will open an account for the Grantee to receive and trade Shares acquired under the Plan.  The Grantee will be asked to agree on separate terms and data processing practices with the Third-Party Administrator, which is a condition to the Grantee’s ability to participate in the Plan. The privacy policy of the Third-Party Administrator may be reviewed here.

6.Non-solicitation, Non-competition and Compliance with Agreements. During the Grantee’s employment with the Company or its Affiliate, and for the one-year period following termination of such employment (the “Restriction Period”), the Grantee will not, without prior written approval from the Senior Human Resources Manager of the Grantee’s Company business segment: (a) whether on his or her own behalf or in conjunction with any other person or third party, directly or indirectly solicit or encourage any person who is a Lead Professional Band or higher employee of the Company or any of its Affiliates (a “Restricted Person”) to terminate his or her employment relationship with, or accept any other employment outside of, the Company and its Affiliates; (b) directly hire, or recommend or cause to be hired by an entity for which the Grantee works, or with which the Grantee is otherwise associated or owns more than a 1% ownership interest, any person who is, or was within one year before or after the Grantee’s termination of employment with the Company and its Affiliates, a Restricted Person (this restriction does not apply where legally impermissible, such as California); or (c) provide any non-public information regarding any Restricted Person, including but not limited to, compensation data, performance evaluations, skill sets or qualifications, etc., to any external person in connection with employment outside the Company and its Affiliates, including, but not limited to, recruiters and prospective employers. The above restrictions do not apply once a Restricted Person has been formally notified of his or her impending layoff from the Company or any of its Affiliates.

In addition, the Grantee agrees that during the Restriction Period, the Grantee will not, without prior written approval from the Senior Human Resources Manager of the Grantee’s Company business segment, whether directly or indirectly, perform activities or services in the Restricted Area for any Competitive Company which: (a) are similar in nature to the activities and services the Grantee performed for the Company or its Affiliate (or gained confidential information about, as described in the Employee Innovation and Proprietary Information Agreement or “EIPIA”) during the last two years of

        Exhibit 10(a)
Grantee’s employment; and/or (b) will include Grantee working on products or services that are competitive with the products or services the Grantee worked on during the last two years of Grantee’s employment with the Company or its Affiliate. The term “Competitive Company” means any company or other third party that provides products and services that are competitive with the Company or its Affiliates. The term “Restricted Area” means the country in which the Grantee is based. Grantee agrees that the foregoing Restriction Period and Restricted Area are reasonable and appropriate to protect the Company’s legitimate business interests and goodwill because (i) the Company or its Affiliate has material business operations in the Restricted Area as of the Grantee’s termination of employment and (ii) the Grantee has provided services in, had a material presence or influence in, and/or has received confidential information about (as described in the EIPIA) the Restricted Area during the last two years of the Grantee’s employment with the Company or its Affiliate. The foregoing restrictions do not apply where legally impermissible (such as California). To the extent the Grantee is subject to an existing non-competition agreement with the Company or any of its affiliates (the “Prior Agreement”), the Prior Agreement shall be incorporated herein by reference and the Prior Agreement and this Grant Agreement shall be read together; provided, however, that where the provisions are inconsistent, the more restrictive covenant shall apply.
Furthermore, during the Grantee’s employment with the Company or its Affiliate, and for all periods thereafter, the Grantee will not breach his or her EIPIA or otherwise disclose the Company’s or Affiliate’s non-public information.

The Grantee agrees that any breach by him or her of the foregoing obligations inevitably would cause substantial and irreparable damage to the Company and its Affiliates for which money damages may not be an adequate remedy. Accordingly, the Grantee agrees that the Company and its Affiliates will be entitled to an injunction and/or other equitable relief, without the necessity of posting security, to prevent the breach of such obligations. The Grantee also agrees to indemnify and hold the Company and its Affiliates harmless from any loss, claim or damages, including, without limitation, all reasonable attorneys’ fees, costs and expenses incurred in enforcing its rights under this Grant Agreement, as well as repay any payments made hereunder (regardless of whether the Option is vested), except to the extent that such reimbursement is prohibited by law.

The Grantee agrees that the payment and benefits provided for in the Grant Agreement constitute fair and reasonable consideration for Grantee’s compliance with this section.

7.Additional Requirements. The Company reserves the right to impose other requirements on the Award, Shares acquired pursuant to the Award, and the Grantee’s participation in the Plan to the extent the Company determines, in its sole discretion, that

        Exhibit 10(a)
such other requirements are necessary or advisable in order to comply with local law or to facilitate the operation and administration of the Award and the Plan. Without limiting the generality of the foregoing, the Company may require the Grantee to sign any agreements or undertakings that may be necessary to accomplish the foregoing.
8.Alteration/Termination.  Under the express terms of this Grant Agreement, the Committee shall have the right at any time in its sole discretion to amend, alter, suspend, discontinue or terminate the Option without the consent of the Grantee. Furthermore, if the Company determines in its sole discretion that the Grantee has engaged in conduct that (a) constitutes a breach of this Grant Agreement, the EIPIA or any other confidentiality, non-solicitation, or non-competition agreement with the Company or its Affiliates, (b) results in (or has the potential to cause) material harm financially, reputationally, or otherwise to the Company or its Affiliates or (c) occurred prior to the Grantee’s termination of employment and would give rise to a termination for Cause (regardless of whether such conduct is discovered before or after the Grantee’s termination of employment), the unexercised portion of the Option shall be cancelled immediately, and any amounts previously conveyed under this Grant Agreement shall be subject to recoupment. In any event, the Option provided under this Grant Agreement shall be further subject to the Company’s policy with respect to compensation recoupment, as in effect and amended from time to time. The Grantee agrees that the Company may take any such actions as are necessary to effectuate recoupment or applicable law without further consent or action being required by the Grantee, including issuing instructions to any Third-Party Administrator to (i) hold the Grantee’s Shares and other amounts acquired under the Plan and/or (ii) reconvey, transfer, or otherwise return such Shares and other assets to the Company. Also, the Option shall be null and void to the extent the grant of the Option or the vesting or exercise thereof is prohibited under the laws of the country of residence of the Grantee.
9.Plan Terms and Definitions.  Except to the extent that the context clearly provides otherwise, all terms used in this Grant Agreement have the same meaning as given such terms in the Plan. This Grant Agreement is subject to the terms and provisions of the Plan, which are incorporated by reference. In the event of any conflict between the provisions of this Grant Agreement and those of the Plan, the provisions of the Plan shall control.
10.Interpretation and Construction. This Grant Agreement and the Plan shall be construed and interpreted by the Committee, in its sole discretion. Any interpretation or other determination by Committee (including correction of any defect or omission and reconciliation of any inconsistency) shall be binding and conclusive. All determinations regarding enforcement, waiver or modification of the cancellation and rescission and other provisions of this Grant Agreement shall be made in the Committee’s sole

        Exhibit 10(a)
discretion. Determinations made under this Grant Agreement and the Plan need not be uniform and may be made selectively among individuals, whether or not such individuals are similarly situated.
11.Severability. The invalidity or unenforceability of any provision of the Plan or this Grant Agreement will not affect the validity or enforceability of any other provision of the Plan or this Grant Agreement, and each provision of the Plan and this Grant Agreement will be severable and enforceable to the extent permitted by law.
12.Shareholder Rights. The Grantee shall not have any voting or other Shareholder rights unless and until Shares are actually delivered to the Grantee.
13.No Employment Rights. The grant of the Award described in this Grant Agreement does not give the Grantee any rights in respect of employment with the Company or any of its Affiliates.
14.Discretionary Award, Extraordinary Benefit. Awards under the Plan are granted to employees of the Company and its Affiliates in the Committee’s sole discretion. The Award described in this Grant Agreement is a one-time benefit and does not create any contractual or other right to receive other Awards under the Plan or other benefits in lieu thereof. Future grants, if any, will be at the sole discretion of the Committee. The Grantee’s participation in the Plan is voluntary. This Award (and each other Award, if any, granted under the Plan) constitutes an extraordinary item of compensation and is not part of the Grantee’s normal or expected compensation for purposes of calculating any severance, retirement, or other benefit rights (unless otherwise expressly provided in an applicable benefit plan).
15.No Transfer or Assignment. No rights under this Award shall be assignable or transferable by the Grantee, except to the extent expressly permitted by the Plan.
16.Successors and Assigns. The Company may assign any of its rights under this Grant Agreement. This Grant Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Grant Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors or administrators.
17.Section 409A. To the extent applicable, this Grant Agreement shall be construed and administered consistently with the intent to comply with or be exempt from the requirements of Section 409A of the Code (“Section 409A”) and any state law of similar effect (i.e., applying the exemption for stock rights described in Treas. Reg. § 1.409A-1(b)(5) and/or another exemption).

        Exhibit 10(a)
18.Entire Agreement.  This Grant Agreement, the Plan, and any rules, procedures and sub-plans (including country addenda) adopted by the Committee contain all of the provisions applicable to the Option. No other statements, documents or practices may modify, waive or alter such provisions unless expressly set forth in writing, signed by an authorized officer of the Company and delivered to the Grantee.

By acknowledging this Grant Agreement, the Grantee acknowledges and confirms that the Grantee has read this Grant Agreement and the Plan (including applicable addenda), and the Grantee accepts and agrees to the provisions therein.
19.Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to this or other Awards under the Plan by electronic means. The Grantee hereby consents to receive such documents electronically and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
20.Global Addendum. Notwithstanding any provisions in this document to the contrary, the Option will also be subject to the special terms and conditions set forth on Appendix A for Grantees who reside outside of the United States. Moreover, if a Grantee is not a resident of any of the countries listed on Appendix A as of the Grant Date, but relocates to one of the listed countries at any point thereafter, the special terms and conditions for such country will apply to the Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. Appendix A constitutes part of this Grant Agreement.

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